Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No.12 to Registration Statement on Form S-1 (No. 333-230943) of our report dated June 29, 2021, relating to the consolidated financial statements of Addentax Group Corp. as of and for the years ended March 31, 2021 and 2020, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on September 16, 2021.

/s/ B F Borgers CPA PC

Lakewood, Colorado

September 16, 2021